FIRST AMENDMENT TO
HUDSON PACIFIC PROPERTIES, INC.
AND HUDSON PACIFIC PROPERTIES, L.P.
2010 INCENTIVE AWARD PLAN

This First Amendment (“First Amendment”) to the Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan (the “Plan”), is adopted by the Board of Directors (the “Board”) of Hudson Pacific Properties, Inc., a Maryland corporation (the “Company”), effective as of March 5, 2012 (the “Effective Date”). Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.	The Company currently maintains the Plan.

B.
Pursuant to Section 13.1 of the Plan, the Board has the authority to amend the Plan to increase the Share Limit, subject to approval by the stockholders of the Company within twelve (12) months of such action.

C.
The Board believes it is in the best interests of the Company and its stockholders to amend the Plan to, among other things, increase the Share Limit and include a fungible unit feature and fungible unit pool counting provision.

AMENDMENT

The Plan is hereby amended as follows, effective as of Effective Date.

1.    Section 2.7(c)(i). The last word of Section 2.7(c)(i) of the Plan (“or”) is hereby deleted and replaced with the word “and”.

2.    Article 2. Subject to approval by the stockholders of the Company within twelve (12) months of the Effective Date, the following definitions are hereby added to Article 2 of the Plan, and all section references in Article 2 of the Plan are hereby updated to reflect such additions:

2.1    “5-Year Options” shall have the meaning provided in Section 3.1(a)(i) hereof.

2.2    “10-Year Options” shall have the meaning provided in Section 3.1(a)(ii) hereof.

2.25    “Full Value Award” shall mean any Award other than (i) an Option, (ii) a Stock Appreciation Right or (iii) any other Award for which the Participant pays the grant-date intrinsic value of the Award (whether directly or by foregoing a right to receive a payment from the Company), including any Restricted Stock Award, Performance Award, Dividend Equivalent Award, Stock Payment Award, Restricted Stock Unit Award, Performance Share Award, Other Incentive Award or Profits Interest Unit, in each case, to the extent settled in Shares without payment of the grant-date intrinsic value by the recipient.”

2.26    “Fungible Unit” shall mean the measuring unit used to determine the number of Shares by which the Share Limit will be debited or credited in connection with the grants and forfeitures of different types of Awards under the Plan.

2.27    “Fungible Unit Limit” shall have the meaning provided in Section 3.1(a) hereof.

3.    Section 3.1(a). Subject to approval by the stockholders of the Company within twelve (12) months of the Effective Date, Section 3.1(a) of the Plan is hereby deleted and replaced in its entirety with the following:

 “Subject to Section 3.1(b) and Section 13.2 hereof, the aggregate number of Fungible Units which may be subject to Awards granted under the Plan shall be eighteen million, seven hundred thirty-two thousand five hundred (18,732,500) (the “Fungible Unit Limit”), meaning that, based on the Fungible Unit weighting mechanisms described in Sections 3.1(a)(i) - (iii) below for different Award types, (x) a maximum of six million three hundred fifty thousand (6,350,000) Shares may be issued pursuant to Awards under the Plan if all Awards granted under the Plan are granted as Full Value Awards, (y) a maximum of eighteen million, seven hundred thirty-two thousand five hundred (18,732,500) Shares may be issued pursuant to Awards under the Plan if all Awards granted under the Plan are granted as 10-Year Options and (z) a maximum of twenty-four million sixteen thousand twenty-six (24,016,026) Shares may be issued pursuant to Awards under the Plan if all Awards granted under the Plan are granted as 5-Year Options ((x), (y), (z) , collectively, the “Share Limit”), it being understood that the Share Limit shall range from six million three hundred fifty thousand (6,350,000) Shares to twenty-four million sixteen thousand twenty-six (24,016,026) Shares (but in no event more than twenty-four million sixteen thousand twenty-six (24,016,026) Shares) depending on the types of Awards actually granted under the Plan. The maximum aggregate number of Shares that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed twenty-four million sixteen thousand twenty-six (24,016,026) Shares (or such lesser number as may be available under the Share Limit). Shares subject to Awards shall be counted as follows:

(i)    Awards of Options, Stock Appreciation Rights or other Awards that do not constitute Full Value Awards and that expire five (5) years or less from the applicable date of grant (“5-Year Options”) shall be counted against the Fungible Unit Limit as 0.78 Fungible Units for every one (1) Share subject to such 5-Year Option;

(ii) Awards of Options, Stock Appreciation Rights or other Awards that do not constitute Full Value Awards and that expire more than five (5) years from the applicable date of grant (“10-Year Options”) shall be counted against the Fungible Unit Limit as one (1) Fungible Unit for every one (1) Share subject to such 10-Year Option; and

(iii)    Full Value Awards shall be counted against the Fungible Unit Limit as 2.95 Fungible Units for every one (1) Share subject to such Full Value Award.”

4.    Section 3.1(b). Subject to approval by the stockholders of the Company within twelve (12) months of the Effective Date, Section 3.1(b) of the Plan is hereby deleted and replaced in its entirety with the following:

“If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the Fungible Unit Limit (and correspondingly to the Share Limit) as the same number of Shares as would be debited from the Fungible Unit Limit (and correspondingly, the Share Limit) in respect of the current grant of such Award (as may be adjusted in accordance with Section 13.2 hereof). Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Fungible Unit Limit (or the Share Limit) and will not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 hereof at the same price paid by the Participant so that such shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.”

5.    Section 3.3, 4.5, 13.1, 13.2(a)(i), 13.2(c)(ii). Subject to approval by the stockholders of the Company within twelve (12) months of the Effective Date, references to the phrase “Share Limit” in Sections 3.3, 4.5, 13.1, 13.2(a)(i), 13.2(c)(ii) of the Plan are hereby deleted and replaced with the phrase “Share Limit (including the Fungible Unit Limit)”.

6.    This First Amendment shall be and, as of the Effective Date, is hereby incorporated in and forms a part of the Plan.

7.     Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Board has caused this First Amendment to be executed by a duly authorized officer of the Company as of the 7th day of June, 2012.

Hudson Pacific Properties, Inc.

By: _/s/ Mark T. Lammas_________
Mark T. Lammas
Chief Executive Officer

Date: _June 7, 2012______________